Exhibit 99.3

Capital Availability

Assumes no property sales, new investments or additional cash flow

(as of August 1, 2011)

($ thousands)
	2011	2012	2013
Capital Sources:

Line commitments	$600,000	$—	$—
Outstanding line balance - 8/1/11	(30,000)	—	—
Line maturity - 2/11/12 (1)	—	—	—

Line Availability	570,000	519,233	270,068

Cash balance - 8/1/11 (2)	25,158	—	—

Funding Availability before Capital Requirements	595,158	519,233	270,068

Capital Requirements:
Financing requirements - maturing consolidated debt	(20,000)	(192,377)	(16,342)
Assumed equity requirement to refinance maturing JV mortgage debt	—	(43,211)	—
Costs to complete in-process developments and redevelopments (3)	(51,434)	(9,086)	—
Other required capital expenditures (4)	(4,491)	(4,491)	(4,491)

Total Capital Requirements	(75,925)	(249,165)	(20,833)

Total Capital Availability	$519,233	$270,068	$249,235

(1)	Assumes $600 million refinance of 2/11/12 line maturity
(2)	Including our pro rata share of co-investment partnerships
(3)	Net of tenant reimbursements, but exclusive of out parcel proceeds
(4)	$0.15 psf on portfolio GLA, including our pro rata share of co-investment partnerships